      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 24, 1998
                                                     REGISTRATION NO. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          DOCUMENT SCIENCES CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                                         33-0485994
        --------                                         ----------
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                              6333 GREENWICH DRIVE
                                    SUITE 200
                               SAN DIEGO, CA 92122
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                            1995 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)
                                ALAN H. LYNCHOSKY
                  ACTING PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          DOCUMENT SCIENCES CORPORATION
                              6333 GREENWICH DRIVE
                                    SUITE 200
                               SAN DIEGO, CA 92122
                                 (619) 625-2000
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                   Copies to:
                             MARK A. BERTELSEN, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (415) 493-9300

                                               CALCULATION OF REGISTRATION FEE
====================================================================================================================================
        TITLE OF SECURITIES TO BE REGISTERED           AMOUNT TO BE      PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
                                                        REGISTERED        OFFERING PRICE           AGGREGATE          REGISTRATION
                                                                           PER SHARE(1)         OFFERING PRICE*         FEE (2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value
  - 1995 Stock Incentive Plan                            750,000               $2.719             $2,039,250             $602


                  TOTAL ...........................      750,000               $2.719             $2,039,250             $602
                                                         =======
====================================================================================================================================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the filing fee on the basis of $2.719 per share, which represents the average of the high and the low prices reported on the Nasdaq National Market on July 22, 1998.
(2) Amount of the Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1993, as amended.

================================================================================

                          DOCUMENT SCIENCES CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed pursuant to Section 13 of the Securities Exchange act of 1934, as amended (the "1934 Act");

                  (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed pursuant to Section 13 of the 1934 Act;

                  (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as amended, filed on July 5, 1996.

         In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.        DESCRIPTION OF SECURITIES.

         Not Applicable.


ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Registrant's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the fullest extent permitted by the Delaware General Corporation Law. In addition, the Registrant's Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, its directors shall not be personally liable for monetary damages for breach of the directors' fiduciary duties as directors to the Registrant and its stockholders. This provision in the Amended and Restated Certificate of Incorporation does not eliminate the directors' fiduciary duty, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain under Delaware law. Further, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Registrant or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its stockholders, for improper transactions between the director and the Registrant and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws. In addition, the Registrant has entered into contractual agreements with each of its directors and certain officers of the Registrant designated by the Board to indemnify such individuals to the fullest extent permitted by law.


ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.        EXHIBITS.

       EXHIBIT
       NUMBER               DESCRIPTION
         4.1    1995 Stock Incentive Plan, as amended March 9, 1998

         5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., with respect to the securities being registered.

        23.1    Consent of Ernst & Young LLP, Independent Auditors.

        23.2    Consent of Counsel (contained in Exhibit 5.1).

        24.1    Power of Attorney (see page II-4).




ITEM 9.        UNDERTAKINGS.

         A.   The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 24th day of July 1998.

                                        DOCUMENT SCIENCES CORPORATION


                                        By: /s/ Alan H. Lynchosky
                                            ------------------------------------
                                            Alan H Lynchosky, Acting President
                                            and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan Lynchosky, his or her attorney-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                                         Title                                          Date
---------------------------          -------------------------------------------------------         -------------

/s/ Alan H. Lynchosky                Acting President and Chief Executive Officer (Principal         July 24, 1998
---------------------------
(Alan H. Lynchosky)                  Executive Officer)

/s/ John H. Wilson                   Acting Chief Financial Officer, (Principal Financial            July 24, 1998
---------------------------
(John H. Wilson)                     Officer)

/s/ Thomas L. Ringer                 Chairman of the Board of Directors                              July 24, 1998
---------------------------
(Thomas L. Ringer)

/s/ Colin J. O'Brien                 Director                                                        July 24, 1998
---------------------------
(Colin J. O'Brien)

/s/ James J. Costello                Director                                                        July 24, 1998
---------------------------
(James J. Costello)

/s/ Charles P. Holt                  Director                                                        July 24, 1998
---------------------------
(Charles P. Holt)

/s/ Barton L. Faber                  Director                                                        July 24, 1998
---------------------------
(Barton L. Faber)


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

-------------------------------------------------------------------------------

                       REGISTRATION STATEMENT ON FORM S-8

                                      UNDER

                           THE SECURITIES ACT OF 1933

-------------------------------------------------------------------------------

                          DOCUMENT SCIENCES CORPORATION

                                  JULY 24, 1998

-------------------------------------------------------------------------------

                                    EXHIBITS

                                INDEX TO EXHIBITS

       EXHIBIT
       NUMBER                      DESCRIPTION

         4.1    1995 Stock Incentive Plan, as amended March 9, 1998

         5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., with respect to the securities being registered.

        23.1    Consent of Ernst & Young LLP, Independent Auditors.

        23.2    Consent of Counsel (contained in Exhibit 5.1).

        24.1    Power of Attorney (see page II-4).


--------------